SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 18, 2006
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NT HOLDING CORP.
(Exact name of registrant as specified in Charter)

NEVADA	000-15303	73-1215433
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8th Floor, No. 211 Johnston Road
Wanchai, Hong Kong
(Address of Principal Executive Offices)

852-2836-6202
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 18, 2006, all relevant parties agreed to rescind that certain agreement (the “Agreement”) that was entered into on May 1, 2006 by and among Shanxi Fujia Coking and Chemical Company Limited (“FJCC”), a Chinese corporation and 75% subsidiary of Tagalder C3 Holdings Inc, a British Virgin Islands company (“Tagalder”), which is in turn an 88% subsidiary of NT Holding Corp (the “Company”) on the one hand; and Shanxi Jinyan Coal and Chemical Company Limited (“Jinyan”), and the shareholders of Jinyan (the “Shareholders”) on the other hand. Pursuant to the terms of such rescission, the agreement was rescinded immediately and each of the parties thereto was returned to the same position as prior to the Agreement was consummated. Each party will bear its own expenses and no remuneration will be paid to any party to the Agreement.

The purpose of the rescission is that it became clear to the Company’s management that it would be impossible to complete the requisite audit of Jinyan within the required 75 day period, so the Company’s management determined that it would be in the best interest of the Company to rescind the Agreement.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

The rescission agreement is incorporated by reference and attached hereto as Exhibit 2.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 19, 2006	NT HOLDING CORP.

/s/ Chun Ka Tsun
By: Chun Ka Tsun
Its: Chief Executive Officer and Director